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                                                                      Exhibit 23

                      Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement of AlphaNet Solutions, Inc. on Form S-8 (relating to the Company's 1995 Stock Plan and 1995 Non-Employee Director Stock Option Plan) filed on January 31, 1997 (Registration No. 333-20851), of our report dated February 13, 1997 relating to the consolidated financial statements of AlphaNet Solutions, Inc. which are included in this Annual Report on Form 10-K.


PRICE WATERHOUSE LLP
Morristown, New Jersey

March 26, 1997